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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   November 4, 1996
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                               RSI Holdings, Inc.
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           (Exact name of registrant as specified in its charter)



 North Carolina                      0-18091                         56-1200363
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(State or other jurisdiction         (Commission               (IRS Employer of
incorporation)                       File Number)            Identification No.)



           Post Office Box 6847, Greenville, South Carolina 29606
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           (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code (864) 271-7171
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                               Not Applicable
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        (Former name or former address, if changed since last report)





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Item 2.  Acquisition or Disposition of Assets.

         On November 4, 1996, RSI Holdings, Inc., (the "Company") purchased for cash all of the outstanding common stock of CambridgeBanc, Inc. from Emergent Group, Inc. for the total purchase price of $15,000. The assets that are owned by CambridgeBanc, Inc. consist of furniture and equipment that the Company believes have a fair value of $15,000. Through CambridgeBanc, Inc., the Company intends to engage in the business of originating and selling home improvement loans secured by liens on improved property (the "Business").

         In addition to the purchase agreement to acquire the common stock, the Company executed a lease agreement with Emergent Group, Inc. in which the Company is obligated to pay a sum of $18,000 for the use of additional furniture and equipment for one year. These assets were used by CambridgeBanc, Inc. in the operation of the Business. The newly acquired subsidiary, CambridgeBanc, Inc. executed a sublease agreement to rent for one year from Emergent Group, Inc. the office space that it occupies at $1,757 per month. The Company expects to fund these total obligations with its existing cash.

         Mr. Buck Mickel, Chairman of the Board and Chief Executive Officer of the Company and beneficial owner of more than 5% of its outstanding common stock, also serves on the board of directors of Emergent Group, Inc. and beneficially owns less than 5% of its outstanding common stock and C. Thomas Wyche, Secretary of the Company and the beneficial owner of less than 5% of its outstanding common stock, also serves as Secretary of Emergent Group, Inc. and is a shareholder of Emergent Group, Inc., owning less than 5% of its outstanding common stock. In addition, each of Buck A. Mickel, Charles C. Mickel and Minor Mickel Shaw, beneficial owners of more than 5% of the Company's outstanding common stock, are shareholders of Emergent Group, Inc., each owning less than 5% of its outstanding common stock. Each of Buck A. Mickel, Charles C. Mickel and Minor Mickel Shaw are the adult children of Buck Mickel.

Item 7.  Financial Statements and Exhibits.

         (a)  Financial statements of businesses acquired - CambridgeBanc, Inc.

         The following financial statements of CambridgeBanc, Inc. will be filed under cover of Form 8 within 60 days of the filing due date hereof:

         Audited Financial Statements

         -    Report of Independent Certified Public Accountants
         -    Balance Sheet - December 31, 1995
         - Statement of Operations - For the period from September 29, 1995 (inception) through December 31, 1995
         - Statement of Shareholder's Equity - For the period from September 29, 1995 (inception) through December 31, 1995





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         -    Statement of Cash Flows - For the period from September 29, 1995
              (inception) through December 31, 1995
         -    Notes to Financial Statements

         The following unaudited interim financial statements of CambridgeBanc, Inc. will be filed under cover of Form 8 within 60 days of the filing due date hereof:

         -    Condensed Balance Sheet - September 30, 1996.
         - Condensed Statement of Operations - For the Nine Months Ended September 30, 1996.
         - Condensed Statement of Cash Flows - For the Nine Months Ended September 30, 1996.

         (b)  Pro forma financial information

              Pro forma financial information for 1996 and 1995 is not presented as CambridgeBanc, Inc. has been in existence for less than one year. In addition, RSI Holdings, Inc. had no operations during fiscal 1996 and 1995 and has presented its financial results on the liquidation basis since August 31, 1994.

         (c) Exhibits

             2.1 Stock Purchase and Sale Agreement, dated as of November 4, 1996, by and between the Company and Emergent Group, Inc. ("Emergent"). The Company agrees to furnish upon the request of the Commission any omitted exhibit or schedule to this document.
             2.2 Equipment Lease, dated as of November 4, 1996, by and between CambridgeBanc, Inc. and Emergent.
             2.3  Sublease Agreement, dated as of November 4, 1996, by and between CambridgeBanc, Inc. and Emergent.





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                                   SIGNATURES





         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                RSI Holdings, Inc.
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                                                (Registrant)


Date:  November 11, 1996                        /s/ Joe F. Ogburn
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                                                Joe F. Ogburn, Vice President
                                                and Treasurer











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